                                                                   EXHIBIT 10.25

                     AMADEUS - APPLIED INFORMATION SERVICES
                           BYPASS CONNECTION AGREEMENT
                           ---------------------------


This Agreement is made and entered into in Madrid, as of the lst day of July, 1996, by and between AMADEUS Marketing, S.A. a Spanish corporation, domiciled at Salvador de Madariaga, 1, Madrid, Spain (hereinafter "AMADEUS") and Applied Information Services, Inc., a Montana corporation, domiciled at 100 Second Street East, Whitefish, 59937 Montana, USA (hereinafter "AIS").

(collectively referred as "the Parties" and individually as "Party").

RECITALS

(1) WHEREAS, the AMADEUS System is an advanced computer reservations system service that provides information regarding schedules, fares, and availability of air transport and other related services, in, addition to facilities for making reservations, issuing tickets on such services, and other travel related facilities.

(2) WHEREAS, AMADEUS is authorized to provide AMADEUS Subscribers with access to the AMADEUS System.

(3) WHEREAS, AIS is a software and hardware company operating and maintaining an advanced electronic reservation system known as TRAVEL FILE that permits (i) providers of travel related products and services to be accessed and booked by the users of TRAVEL FILE, (ii) multinational travel agencies to make use of a corporate E-mail facility and specific corporate information pages within the TRAVEL FILE application (herein after referred to as Proprietary Network Partition - PNP).

(4) WHEREAS, AMADEUS and AIS are interested in connecting the AMADEUS System with TRAVEL FILE in order to enable AMADEUS Subscribers to access TRAVEL FILE, on the terms and conditions hereinafter described.

NOW, THEREFORE, in consideration of the promises and the mutual obligations hereinafter set forth, AMADEUS and AIS hereby agree as follows.

1.   DEFINITIONS
     -----------

     The terms below have the following definitions for the purpose of this Agreement.

(a) "Access" shall mean the access of an AMADEUS Subscriber to TRAVEL FILE, (either the travel related database or the Proprietary Network, Partition), through the Bypass Connection.

(b) "AMADEUS Group" means the group of legal entities established in order to organise, develop, operate and distribute the AMADEUS System, including AMADEUS Global Travel Distribution S.A., AMADEUS Data Processing GmbH and Co, Beteiligungs-Kommanditgesellschafr, AMADEUS Marketing S.A. AMADEUS Development Company S.A., AMADEUS Marketing S.A.R.L., CRS AMADEUS America, SRL, and AMADEUS Asia, Ltd.

(c) The "AMADEUS System" shall mean AMADEUS computerised travel information and distribution system which contains information about schedules, availability, fares and related services and through which reservations can be made and/or tickets issued.

(d) "Booking" shall mean a reservation or purchase of a product or service of any Travel Service Provider bookable in the TRAVEL FILE data base application, by a Subscriber or any other user, using the Bypass Connection, as provided in this Agreement. Such reservation or purchase shall contain a confirmation element (HK or similar) and that has not been cancelled 24 hours prior to the departure or consumption of the service.

(e) "Bypass Connection" means the physical direct computer to computer link, including communications and functional interface between the AMADEUS System in Erding, Germany, and TRAVEL FILE in Montana via which AMADEUS Subscribers can perform an Access to TRAVEL FILE.

(f) "National Marketing Company" or "NMC" means a company that has entered into a contract with AMADEUS Marketing whereby it undertakes the obligation, among other things, to distribute AMADEUS products and services in a defined territory.

(g) "Proprietary Network Partition" (PNP) shall mean the part of the TRAVEL FILE application that fulfils the function of a corporate E-mail facility for multinational travel agencies, and includes specific corporate information pages.

(h) "Subscriber" shall mean any airline office, travel agent or other seller of travel related services that contracts with AMADEUS Marketing, a National Marketing Company, or a distribution system to use the AMADEUS system to obtain information, make reservations and issue documents involving travel related services.

(i) "TRAVEL FILE" shall mean the computerized travel information and reservation application and data base operated by AIS through which its users can (i) access to and make reservations in the travel related information stored in its database, and (ii) also access the Proprietary Network Partition.

(j) "Travel Service Provider" shall mean any entity that has contracted with AIS for the display of its travel related information product and services in the TRAVEL FILE database.

2.   GENERAL TERMS OF AGREEMENT
     --------------------------

2.1 The Parties hereby agree to establish a Bypass Connection from the AMADEUS System to TRAVEL FILE, which will enable AMADEUS Subscribers to access the TRAVEL FILE database in order to obtain information and/or book Travel Service Providers products and services stored in the TRAVEL FILE database.

2.2 AMADEUS shall have the right, at any time, to contract with parties to constitute them as AMADEUS Subscribers, to terminate agreements with AMADEUS Subscribers, and to contract to provide the AMADEUS System to other parties, including competitors of AIS.

2.3 AMADEUS shall have the exclusive right to authorise AMADEUS Subscribers to perform access to TRAVEL FILE through the Bypass Connection.

2.4 The Bypass Connection to the AMADEUS System will also enable AMADEUS Subscriber groups that have signed separate contracts with AIS to access in addition to the TRAVEL FILE database. The Proprietary Network Partition AIS will inform AMADEUS of these groups of AMADEUS Subscribers.

3.   TECHNICAL ASPECTS OF THE INTERFACE
     ----------------------------------

3.1 The technical aspects of the Bypass Connection between the AMADEUS System and the AIS System as well as the agenda for its implementation are set forth in Annex I to this Agreement, which forms an integral part of it.

3.2 Annex I will also include provisions on the following non exclusive list of items.
            - Interface
            - Repair and Maintenance
            - Availability

4.   OBLIGATIONS OF AIS
     ------------------

4.1 AIS will process and respond promptly to questions and correspondence from AMADEUS concerning TRAVEL FILE.

4.2 AIS will undertake promotional and marketing activities to enrol Travel Service Providers as participants in TRAVEL FILE at its own cost and expense.

4.3 AIS shall inform AMADEUS, of new options and/or changes to TRAVEL FILE being developed by AIS that directly impact the Bypass Connection, and will notify AMADEUS, prior to implementation upon giving at least 60 (sixty) days prior written notification. Such notification shall include detailed documentation describing the options and/or changes to be implemented in TRAVEL FILE.

     In the event such options and/or changes restrict or otherwise affect AMADEUS ability to deliver their services to the AMADEUS Subscribers then AMADEUS, at is sole discretion and without further liability to AIS, may refuse to make such options and/or changes available through the AMADEUS System.

4.4 AIS will monitor the number of Access performed by AMADEUS Subscribers in TRAVEL FILE via the Bypass Connection, and keep records for billing purposes. Within thirty (30) days after the end of each calendar month, AIS will remit, in a manner and format agreed by the Parties, to AMADEUS the information on the number of Access performed in TRAVEL FILE via the Bypass Connection by AMADEUS Subscribers.

     AIS shall also provide to AMADEUS monthly reports on the number of Access performed by AMADEUS Subscribers from the SRG International and Thomas Cook organisations, to their Proprietary Network Partitions.

     Notwithstanding the previous, AIS will make such records available to AMADEUS for inspection with reasonable advanced notice. AIS shall be responsible for the accuracy of the statistical information provided to AMADEUS.

4.5 AIS shall provide to AMADEUS reasonable escalation and contact procedures agreeable to both Parties.

4.6 AIS acknow1edges that AMADEUS is subject to the provisions of the European Union Code of Conduct for Computer Reservation Systems, (Council Regulation EEC No, 2299/89 as amended by Council Regulation 3089/93) and other European or state regulations applicable to the software, system, and data protection, and agrees to comply with all applicable dispositions and regulations on data security and protection.

4.7 AIS shall not make any unauthorised use of AMADEUS' corporate name, logos, trademarks, or service marks in any and all advertising materials on any nature whatsoever. Except as provided below, any and all representations, whether oral or written, express or implied, or any products or services offered by AIS, which suggest any affiliation or special relationship with AMADEUS or otherwise in any manner concern or refer directly or indirectly to AMADEIS name, logos, trademarks or service marks, including but not limited to the name "AMADEUS" will first be provided to AMADEUS in writing and must receive AMADEUS' prior written approval before any such material may be released or representation made.

     AMADEUS authorises AIS to refer to AMADEUS as its distribution channel in press releases or other sales documents. Whenever the name AMADEUS is used it has to be written in uppercase.

4.8 AIS will not copy or transfer to any third party any software, provided by AMADEUS. AIS will not license to any third party the use of any software provided by AMADEUS, without the prior written consent of AMADEUS.

4.9 AIS shall make TRAVEL FILE available as much as possible, but in no event shall TRAVEL FILE be unavailable more than five percent (5%) of the time in any calendar month, including scheduled and maintenance related downtime. Furthermore when unavailable, AIS will provide its best effort to re-establish the availability as early as possible.

4.10 AIS will maintain both its software and hardware as necessary to sustain a reasonable quality of system operation and to sustain a response time of a maximum of 4 seconds at the TRAVEL FILE application.

4.11 If any error in data transmitted are due to circumstances under AIS's direct control, AIS shall use its best efforts to correct such errors in a timely manner.

4.12 Training

     AIS will provide, at its own cost and expense, training on the TRAVEL FILE application, including training material and documentation, to the AMADEUS Subscribers that will have access to the TRAVEL FILE application through the Bypass Connection.

     For European based AMADEUS Subscribers, these training courses shall be organised by the AIS office in Europe. The number of participants and the location of the training will be agreed upon by the Parties.

     Training of AMADEUS Subscribers in other markets shall be discussed and agreed upon between the Parties.


4.13 Help Desk

     AIS will provide to AMADEUS Subscribers a twenty-four hour per day, seven days per week technical and functional Help Desk, reachable by a toll free telephone line, to support all TRAVEL FILE products and services available through the Bypass Connection.

     In case AIS wishes AMADEUS National Marketing Companies to undertake specific support to AMADEUS Subscribers on the TRAVEL FILE application, the Parties agree to negotiate mutually acceptable training fees for such training services.


5.   OBLIGATIONS OF AMADEUS
     ----------------------

5.1 Upon implementation of the Bypass Connection, AMADEUS shall undertake its best efforts to make the TRAVEL FILE application available to all AMADEUS Subscribers within the shortest time frame possible.

5.2 If any error in data transmitted are due to circumstances under AMADEUS' direct control, AMADEUS shall use its best efforts to correct such errors in a timely manner.

5.3 AMADEUS retains the right to enhance or modify the functions or services of the AMADEUS System at its discretion at any time during the term of this Agreement. Any such enhancements or modifications will not materially alter the services provided under this Agreement. The enhancements or modifications that directly impact the Bypass Connection will be notified by AMADEUS to AIS 60 (sixty) days prior to implementation.


6.   CHARGES
     -------

6.1. AMADEUS will bear:

     6.1.1 the communication costs incurred within the AMADEUS network and necessary for the transmission of the information from the AMADEUS System in Erding to the AMADEUS Subscribers.

     6.1.2 all costs and expenses related to the co- operation with AIS, including attendance to meetings.

6.2  AIS shall bear all costs and expenses related to:

     6.2.1 co-operation with AMADEUS, including attendance to meetings.

     6.2.2 developments in TRAVEL FILE necessary for the implementation of the Bypass Connection.

6.3  AIS agrees to pay to AMADEUS.

     6.3.1 the monthly fee described in Annex 11 to this Agreement. This fee includes the Bypass Connection development costs (including maintenance costs) for the part that corresponds to AIS specific needs.

     6.3.2 Bypass Connection costs from TRAVEL FILE in Montana to the AMADEUS System in Erding.

6.4 The charges set forth in the attached Schedules of this Agreement, and described in the preceding paragraph, may be revised annually on the 1st of January of each year. AMADEUS will give AIS at least thirty (30) days prior written notice of any modification. In the event that the revised price is excessive and not proportional to the services provided under this Agreement, AIS shall have the right to terminate the Agreement as set forth in Article 12.5.


7.   INVOICING AND PAYMENT
     ---------------------

7.1 AMADEUS shall submit a monthly invoice to AIS for all charges and fees due to AMADEUS under this Agreement and incurred during the preceding month.

7.2 AIS will settle the invoice by paying the amounts due to AMADEUS or any entity AMADEUS may designate within thirty (30) days.

7.3 AIS shall pay a late payment charge computed at the rate of one and one-half percent per month on the unpaid amounts due hereunder for said month (or fraction thereof) that such payment is in default.


8    USE OF THE AMADEUS SYSTEM BY AIS
     --------------------------------

8.1 So long as it is connected to the AMADEUS System, the Bypass Connection will be used by AIS for the purposes and functions permitted by this Agreement, and in strict accordance with operation procedures and rules issued from time to time by AMADEUS.

8.2 AIS shall take all precautions necessary to prevent unauthorized operation of the Bypass Connection. AIS shall not use any data accessed or transmitted under this Agreement to develop or publish any reservation, ticketing, sales, cargo, tariff or similar guide in any manner whatsoever. AIS shall not copy, publish, disclose or otherwise make available to any third party the compilations of provider services or any other data obtained from the AMADEUS System to any person, form, corporation, partnership or entity in any form or manner.

9.   ACCURACY OF DATA IN TRAVEL FILE
     -------------------------------

9.1 AIS shall cause its Travel Service Providers to be responsible for maintaining the accuracy of all data in the TRAVEL FILE data base.

9.2 AIS further agrees to cause its Travel Service Providers to acknowledge all reservations in a reasonable time period (in any event no later than twenty four (24) hours from time of receipt), and to guarantee to AMADEUS Subscribers and customers of AMADEUS Subscribers its data, including but not limited to the policies, rates and descriptions as displayed in the TRAVEL FILE data base on the date of Booking of Travel Service Provider products and services via the Bypass Connection. AIS shall cause its Travel Service providers to be responsible directly to AMADEUS Subscribers for providing the Travel Service Providers products and services as displayed via the AMADEUS System.

9.3 AIS makes no express or implied representation or warranty relating to information, inserted into TRAVEL FILE by the Travel Service Providers. AIS shall, however, upon learning of any errors, communicate them to the responsible Travel Service Provider as quickly as possible and will require that they be immediately corrected. If such Travel Service Provider does not correct the information within twenty-four (24) hours of notification, TRAVEL FILE will inhibit access to such Travel Service Provider by AMADEUS Subscribers or remove the incorrect information.

9.4 AMADEUS does not undertake to perform any verification of any sort of Travel Service Providers data displayed via the AMADEUS System. AMADEUS makes no representation whatsoever to AIS, or any third party, as to the accuracy of the Travel Service Providers data displayed in the TRAVEL FILE application via the AMADEUS System.

10.  LIABILITY OF AMADEUS AND AIS
     ----------------------------

10.1 AMADEUS and AIS agree to use their best efforts to maintain the availability of the AMADEUS System and the AIS System, respectively, but shall have no liability for interruptions in the operation.

10.2 Each Party disclaims and the other Party hereby waives any warranties, guarantees or representations of any kind, express or implied, including but not limited to any warranty of merchantability or fitness for intended use of the AMADEUS System and TRAVEL FILE, data or services furnished hereunder or any liability in negligence or tort with respect to any equipment, data or services furnished hereunder. AIS and AMADEUS agree that neither Party shall be liable to it for consequential damages under any circumstances, and that the remedies of the Parties specified in this Agreement are their sole and exclusive remedies.

10.3 Neither Party shall be liable to the other for failure to perform or for delays in performance hereunder caused directly or indirectly by any cause beyond its responsible control including, but not limited to, acts of God, war, terrorism, embargo, strikes or other labour disputes, work stoppages, riots, civil unrest, fires, acts of government, delays in delivery of services of subcontractors or subsuppliers, or for any failures or delays caused by the electrical or telephone line suppliers or for other common carriers.

10.4 Each Party hereby agrees to release and to indemnify and to hold the other, its officers, directors, agents, attorneys, and employees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands. suits, fines or judgements including but not limited to attorneys fees, costs and expenses incident hereto which may be suffered by, accrued against, be charged to or recoverable from the other Party, its officers, directors, agents, attorneys or employees arising out of any act, error or omission, or in any way connected with AIS's use of the Bypass Connection or related to the access or use by AMADEUS Subscribers of the AIS System, or arising out of the performance or failure to perform each Party's obligations hereunder, excepting only such liabilities, damages, losses, expenses, claims, demands, suits, fines or judgements as result solely from the gross negligence of each Party, its officers, directors, agents, attorneys or employees.

10.5 All the indemnities contained in Paragraph 10.4 shall continue in full force and effect in accordance with their terms, notwithstanding the expiration or other termination of this Agreement, and are expressly made for the benefit of and shall be enforceable by AMADEUS or its successors, assigns, and agents.


11.     TERM
        ----

11.1 This Agreement shall be effective as of the date of implementation of the Bypass Connection between the AIS System and the AMADEUS System and will be valid until June 30, 1999.

11.2 This Agreement shall be automatically renewed for additional one year periods, unless either Party gives at least six months prior written notice to the other of its intention not to renew the Agreement.


12.     TERMINATION
        -----------

12.1 In the event of material default by AIS, AMADEUS may terminate AIS's access to the Bypass Connection on ten days written notice to AIS AMADEUS may, at its option, require AIS to give adequate assurance of future performance of this Agreement by immediately curing any default hereunder.

12.2 AIS shall be considered in material default for purposes of Article 12.1 in the following circumstances.

12.2.1 If AIS performs or permits any unauthorised repairs, modifications, relocation or use of the Bypass Connection, equipment or data provided hereunder, fails to pay any charges due hereunder, or defaults in the performance of any of its obligations hereunder and such default is not cured within fifteen days after written notice by AMADEUS, or

12.2.2 If AIS breaches any other term of this Agreement or any other agreement between AIS and AMADEUS, or its corporate affiliates, which breach is not cured within fifteen days after written notice by AMADEUS, or

12.2.3 If AIS becomes insolvent, makes any assignment for the benefit of creditors, calls a meeting of creditors, offers a composition or extension to creditors, suspends payment, consents to or suffers the appointment of a receiver, a trustee, a committee of creditors or a liquidating agent files or has filed against it a petition in bankruptcy or seeking reorganisation, arrangement or readjustment or its debts or its dissolution or liquidation or for any other relief under any bankruptcy or insolvency law, or has entered against it any judgment or decree for its dissolution which remains undismissed or undischarged or unbonded for a period of thirty days.

12.3 AIS may cancel this Agreement effective on ten days written notice to AMADEUS in the event of material default by AMADEUS.

12.4    AMADEUS shall be considered in material default for purposes of Article
        12.3 under the following circumstances.

12.4.1 If AMADEUS breaches any term of this Agreement, which breach continues uncured for fifteen days after written notice by AIS or

12.4.2 If AMADEUS becomes insolvent, makes any assignment for the benefit of creditors, calls a meeting of creditors, offers a composition or extension to creditors, suspends payment, consents to or suffers the appointment of a receiver, a trustee, a committee of creditors or a liquidating agent, files or has filed against it a petition in bankruptcy or seeking reorganisation, arrangement or readjustment or its debts or its dissolution or liquidation or for any other relief under any bankruptcy or insolvency law, or has entered against it any judgement or decree for its dissolution which remains undismissed or undischarged or unbonded for a period of thirty days.

12.5 In the event that the revised price is excessive and not proportional with the services provided under this Agreement, AIS shall, before implementation of the new price, have the right to terminate the Agreement giving six (6) months prior written notification to AMADEUS. In such case, during the six month period between the notification and the termination of the Agreement, the non-revised price shall apply.

12.6 In the event of any termination of this Agreement, including but not limited to any termination pursuant to this Article, the Party which is not in breach may declare all advances, expenditures and liabilities immediately due and payable without demand or otherwise reduce such unpaid advances, expenditures and liabilities to judgement, and in addition proceed to exercise any one or more of its rights or remedies accorded by applicable law.

12.7 Should any CRS industry resolutions or governmental laws or regulations become effective after the execution of this Agreement which directly or indirectly affect the terms and conditions set forth in this Agreement, the Parties hereto may agree to amend this Agreement to comply with such industry resolutions, governmental law or regulation, or failing to reach such agreement, either Party, at its option, may immediately terminate this Agreement as of the date such industry resolution, governmental law or regulation is to be effective and the Agreement shall automatically terminate as of such effective date without either Party incurring any further liability or obligation with respect to the Agreement after such effective date, but provided AIS obligation to pay any charges due hereunder shall continue through the period of AIS actual use of the Bypass Connection.

13.  OBLIGATIONS UPON TERMINATION
     ----------------------------

13.1 Upon the termination of this Agreement, AMADEUS shall have the right to cancel the Bypass Connection between both Systems and both Parties shall have the right to retake possession of software, training materials, proprietary marks, and any other confidential information belonging to AMADEUS. AMADEUS agrees to return all material and confidential information which are AIS property. AIS agrees to return all material which are AMADEUS property.

13.2 AIS agrees to cease all use of any AMADEUS proprietary marks

13.3 Both Parties agree to maintain the confidentiality of any proprietary information provided by the other Party.

13.4 Upon termination of the Agreement for whatever reason, except for Article 12.3, AIS shall promptly pay to AMADEUS, for the unexpired term of the Agreement, the part of the monthly fee set forth in Annex II corresponding to the development costs.

14.  NOTICES
     -------

     All notices, requests, demands or other communications under this Agreement shall be in writing and delivered if sent by registered mail or teletype, and shall be deemed to have been given when received at the addresses set forth at the beginning of this Agreement. Either of these addresses may be changed on ten (10) days prior written notice to the other Party.

     For: AMADEUS Marketing S.A.  For: Applied Information Services, Inc.
     Salvador de Madariaga        Mr. Jeff Arcel, President
     11th Floor                   100 Second Street East
     E-28027 Madrid               Whitefish, Montana 59937
     SPAIN                        USA


15.  WAIVER
     ------

     Failure of either Party to insist upon strict performance of any of the covenants or conditions of this Agreement or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of such or any other covenant, condition, right or option or of either Party's right thereafter to enforce each and every term and condition of this Agreement.


16.  CONFIDENTIALITY
     ---------------

     The content and terms of this Agreement are deemed to be proprietary and confidential information and shall not be disclosed by either Party except with the prior written consent of the other Party, unless such disclosure is required pursuant to judicial or administrative process, in which case the respective Party shall immediately so notify the other one.


17.  SEVERABILITY
     ------------

     In the event that any one or more of the provisions of this Agreement shall be determined to be invalid, unenforceable or illegal, such invalidity, illegality and unenforceability shall not affect any other provisions of this Agreement and the Agreement shall be construed as if such invalid, illegal or unenforceable provision had been replaced by a valid legal and enforceable provision that as fully as possible carries out the Parties intent as evidenced by the invalid, illegal or unenforceable provision.


18.  ASSIGNMENT AND MERGER
     ---------------------

18.1 AIS shall not transfer or assign this Agreement, or any right or obligation hereunder, or any right to use the proprietary marks of AMADEUS, without the prior written consent of AMADEUS, which consent shall not be unreasonably withheld.

18.2 In the event AIS merges with or is acquired by any other person or entity not presently owning an interest in or having a controlling interest in AIS, then AMADEUS, at its sole option, may immediately terminate this Agreement without any obligation or liability to AIS.

18.3 AMADEUS may, at its own discretion, assign performance of responsibilities to be performed by AMADEUS under this Agreement to AMADEUS National Marketing Companies in local markets served by AMADEUS provided that no such assignment shall materially affect the level of service and the computer link provided hereunder.


19.  FORCE MAJEURE
     -------------

     Neither Party shall be liable for delays or failure in the performance under this Agreement caused by Acts of God, war, strike, internal or external labor dispute, work stoppage, fire, act of government, or any other cause, whether similar or dissimilar, wholly beyond the control of the Party. This shall not excuse either Party from the obligation to make the payments specified under this Agreement upon the termination of the force majeure.

20.  ENTIRE AGREEMENT
     ----------------

20.1 This Agreement is the entire agreement of the Parties relating to the subject matter hereof (Bypass Connection) and shall supersede any previously executed agreements between the Parties, written or oral.

20.2 Unless otherwise provided herein, the terms and conditions set forth in this Agreement shall apply to each Schedule and Annexes to this Agreement executed by the Parties whether such Schedule and Annexes are simultaneously executed herewith or executed hereafter. Such Schedules are attached hereto and incorporated herein or executed hereafter.

20.3 Any amendment of this Agreement must be in writing and signed by the authorised representatives of the Parties.


21.  GOVERENING LAW AND DISPUTE RESOLUTION
     -------------------------------------

21.1 This Agreement and any difference or dispute arising out of it or related to it shall be governed, construed and interpreted in accordance with the laws of Spain.

21.2 Any dispute arising in connection with this Agreement shall be finally settled by arbitration according to the Rules of Arbitration of the International Chamber of Commerce, Paris, by three arbitrators, appointed according to said rules. The place of arbitration shall be Paris (France) and the language of the procedure shall be the English one

     IN WITNESS THEREOF, AMADEUS and AIS have executed this Agreement as of the day and year first above written.

AMADEUS MARKETING, S.A.                                     APPLIED INFORMATION SERVICES, Inc.

Signature  /s/ Hans Jorgensen                               Signature  /s/ Mark Savoretti
          -------------------------------------                       ---------------------------

Name       Hans Jorgensen                                   Name       Mark Savoretti
          -------------------------------------                       ---------------------------

Title      Director Sales & Vendor Services                 Title          President
          -------------------------------------                       ---------------------------
Date       8th July, 1996                                   Date          7/1/96
          -------------------------------------                       ---------------------------

                                    ANNEX I

                        AMADEUS - AIS BYPASS CONNECTION

The following outlines the technical and operational aspects of the AMADEUS - AIS Bypass Connection. The functional and technical details of it need to be worked out jointly between the technical specialists of AIS and AMADEUS.

Development, test and implementation of the Bypass Connection will be done based on these functional and technical specifications in a phased approach.

A communication link must be established between the AMADEUS System and TRAVEL FILE.

The Bypass Connection function provides AMADEUS Subscribers with the capability to Access TRAVEL FILE via their AMADEUS terminal as if directly connected to TRAVEL FILE.

Once the AMADEUS Subscriber has established his permanent bypass session to TRAVEL FILE, he can perform single or multiple transactions in the native language of TRAVEL FILE. When the AMADEUS Subscriber has established his permanent bypass session with TRAVEL FILE, the AMADEUS Subscriber acts as a Travel File user and it is the responsibility of AIS to allow the AMADEUS Subscriber the functionality, displays and updates of TRAVEL FILE.

It is the responsibility of AIS to determine allowable functions and provide necessary security for AMADEUS Subscribers.

The session to TRAVEL FILE is started when the user enter the AMADEUS bypass entry which is 1TVO//.

Once the bypass session has been established the AMADEUS Subscriber must perform all following entries in TRAVEL FILE's native language.

The AMADEUS System passes input data to TRAVEL FILE and does not translate or edit the transactions.

The use by the AMADEUS Subscriber of TRAVEL FILE's functions may be limited due to the existence in TRAVEL FILE of special features (i.e. screen size, tabbing, character set) that may be not supported by the AMADEUS System at the networks' or terminals' levels.

TRAVEL FILE shall provide the AMADEUS Subscriber with a display which contains input fields that allow the AMADEUS Subscriber to terminate the bypass session at any time desired by the AMADEUS Subscriber.

                                   ANNEX II

A.   CHARGES
     -------

1.   AIS agrees to pay to AMADEUS a monthly fee as follows:

1.1  Year One (July 1st, 1996 to June 30th, 1997) ECU 4,000 (four thousand)

1.2  Year Two (July 1st, 1997 to June 30th, 1998) ECU 6,000 (six thousand)

     For Access over 40,000 a fee of ECU 1,000 (one thousand) for every additional 10,000 Access will apply.

1.3  Year Three (July 1st, 1998 to June 30th, 1999) ECU 8,000 (eight thousand)

     For Access over 40,000 a fee of ECU 1,000 (one thousand) for every additional 10,000 Access will apply.

1.4 The number of Access that will be counted shall not include the Access of SRG International and Thomas Cook to their Proprietary Network Partitions.

1.5 The Parties shall revise every 6 months the number of Access of SRG International and Thomas Cook AMADEUS Subscribers to their Proprietary Network Partition and may decide to apply certain charges for it.

2. From the monthly fee described in paragraph 1 above, ECU 1,333 (one thousand three hundred and thirty three) corresponds to the cost of the developments in the AMADEUS System necessary to implement the Bypass Connection.

                              SIDE LETTER to the
                    AMADEUS - APPLIED INFORMATION SERVICES
                          BYPASS CONNECTION AGREEMENT

With reference to the AMADEUS - APPLIED INFORMATION SERVICES BYPASS CONNECTION AGREEMENT ("the Agreement"), signed on the 1 of July 1996 by and between

AMADEUS Marketing, S.A., a Spanish Corporation with principal offices at Salvador de Madariaga, 1.28027 Madrid, Spain (hereinafter referred to as "AMADEUS"),

and

Applied Information Services, Inc., a Montana corporation, domiciled at 100 Second Street East, Whitefish, 59937 Montana, USA (hereinafter "AIS").

WHEREAS, at the time of signature of the Agreement AMADEUS and AIS acknowledge that AIS is unable to comply with the training and help desk obligations described in the Agreement,

WHEREAS, AIS believes that within a short period will be able to fulfil the training and help desk obligations

WHEREAS, the Parties believe that the Bypass Connection can be used by SRG International and by Thomas Cook without the initial training and the full help desk services,

the Parties hereby have agreed to the following:

     (1) The Bypass Connection established from the AMADEUS System to TRAVEL FILE will be opened or accessible only for SRG International and Thomas Cook AMADEUS Subscribers, and only upon completion of the requirement described in the following paragraph.

     (2) Before access is given to SRG International and Thomas Cook, AIS will provide AMADEUS with a written commitment from SRG International and Thomas Cook stating that they agree to start using the Bypass Connection for a period of 90 days, without the training and help desk services required by AIS under the Agreement.

     (3) AIS will, within a period of 90 days from the signature of the Agreement, comply with the training and help desk obligations described in the Agreement. In the event that after that initial period of 90 days AIS is still not able to comply with the training and help desk obligations, the Parties may agree to extend the period to other 90 days. If after the second period of 90 days AIS is not able to comply with the training and help desk obligations AMADEUS shall have the right to terminate the Agreement upon giving 10 days prior written notification to AIS. It is expressly specified that in this case the provisions of 13.4 shall apply.

(4) AIS agrees to establish during the 90 days periods a Help Desk telephone number in Whitefish, Montana, which will be operational from 6:00 AM to 11:00 PM, Montana time. AIS shall make its best efforts to implement as soon as possible a free Help Desk telephone number for the European based AMADEUS Subscribers.

(5) AMADEUS agrees that during the first 90 days period, starting July 1st, 1996 until September 30th, 1996 the monthly fee to be paid by AIS to AMADEUS, as set forth in Article 6.3 and Annex II of the Agreement, shall be ECU 1,000 (one thousand).

      In the event the second 90 day period is applicable, starting from October 1st, to December 31st, 1996 the flat monthly fee of ECU 2,000 (two thousand) shall apply.

      As soon as AIS is able to comply with the training and help desk obligations described in the Agreement, the prices described in Annex II shall apply.

      During the period in which the above indicated reduced monthly fees are applicable, AMADEUS agrees to consider the proportional monthly amount of the development costs, (described in Annex II, Clause 2, of the Agreement) as paid by AIS.

(6) AIS will inform SRG International and Thomas Cook of the telephone Help Desk Service via the AMADEUS general information pages and through electronic marketing messages.

(7) AIS agrees to make its best efforts to provide training courses to SRG International and Thomas Cook in the event that these last request it. If the training are requested AIS may use quick reference cards or video material, if accepted by the requester of the training. AIS may request to AMADEUS assistance from AMADEUS NMCs for the provision of such training courses. AMADEUS will contact the corresponding AMADEUS NMC in order to agree on the conditions, but AIS will always be responsible for the trainer.

(8) AMADEUS will discuss and decide on a case by case basis the opening of the access to other AMADEUS Subscribers that may be interested to start using the Bypass Connection in the same conditions as SRG International and Thomas Cook.

Except for the amount of the monthly fee, and the training and help desk obligations, to which the special conditions described in this Side Letter shall apply, the Agreement shall remain applicable.

The terms and conditions described in this Side Letter shall apply until AIS complies with the training and help desk obligations as described in the Agreement.

This Side Letter has been executed as of the 1 day of July 1996.

For AMADEUS Marketing S.A.                For Applied Information Services, Inc.

Signature: /s/ Hans Jorgensen             Signature: /s/ Mark Savoretti
Name:  Hans Jorgensen                     Name:  Mark Savoretti
Title:  Director Sales & Vendor Services  Title:  President